Exhibit 23

Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20951) pertaining to the Intel Puerto Rico Retirement Savings Plan of our report dated May 7, 2004, with respect to the financial statements and schedule of the Intel Puerto Rico Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/    Ernst & Young, LLP

San Jose, California

June 8, 2004